February 10, 2006


NetFabric Holdings, Inc.
Three Stewart Court
Denville, NJ 07834

     Re: Overadvance Side Letter

Dear Sir or Madame:

     Reference is hereby made to that certain Security Agreement dated as of February 10, 2006 by and among Netfabric Holdings, Inc ("Netfabric") and such other subsidiaries of Netfabric named in that certain Security Agreement or which hereafter become a party thereto (collectively, the "Company") and Laurus Master Fund, Ltd. ("Laurus") (as amended, modified and/or supplemented from time to time, the "Security Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan to the Company in excess of the Formula Amount in effect on the date hereof (the "Overadvance").

     1. As of the date hereof, the Overadvance is equal to an aggregate principal amount of $1,000,000.00. In connection with making the Overadvance, from the date hereof until July 30, 2007 (the "Period"), except as provided in
Section 3 hereof, Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances.

     2. Pursuant to the terms of the Security Agreement, Laurus is to receive statements of Eligible Accounts from the Company on certain dates, including, without limitation, July 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007 (each, a "Measurement Date"). Depending upon the amount of the Eligible Accounts on each Measurement Date, the amount permitted in the Overadvance shall be adjusted to the following (each, a "Permitted Overadvance Amount"):

          a. In the event that, on any Measurement Date, Eligible Accounts are in excess of $1,800,000, then the Permitted Overadvance Amount shall remain equal to $1,000,000;

          b. In the event that, on any Measurement Date, Eligible Accounts are equal to or greater than $1,400,000, but less than $1,800,000, then the Permissable Overadvance Amount shall be adjusted to a total of $750,000;


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          c. In the event that, on any Measurement  Date,  Eligible Accounts are equal to or greater than $1,000,000, but less than $1,400,000, then the Permissible Overadvance Amount shall be adjusted to a total of $500,000;

          d. In the event that, on any Measurement Date, Eligible Accounts are equal to or greater than $600,000, but less than $1,000,000, then the Permissible Overadvance Amount shall be adjusted to a total of $250,000; and

          e. In the event that, on any Measurement Date, Eligible Accounts are less than $600,000, then the Permissible Overadvance Amount shall be adjusted to a total of zero.

     3. In the event that, on any given Measurement Date, there is a decrease in the Permissible Overadvance Amount from the previous Measurement Date, the Company shall pay the difference to Laurus (the "Return Payment") within three
(3) business days of Laurus's request therefor.

     4. Laurus further agrees that solely for such Period (but not thereafter), so long as no Return Payments are due, (i) the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement, and (ii) the Overadvance rate set forth in Section 5(b)(ii) of the Security Agreement (the "Overadvance Rate") shall be waived. However, in the event that a Return Payment is due to Laurus and is not timely paid pursuant to Section 3 hereof, (i) the Overadvance shall be considered an Event of Default under Section 19(a) of the Security Agreement, and (ii) the Overadvance Rate shall no longer be waived. All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

     5. This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.



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     If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.


                                              LAURUS MASTER FUND, LTD.



                                              By:_______________________________
                                              Name:    David Grin
                                              Title:   Director


Agreed and accepted on the date hereof:



NETFABRIC HOLDINGS, INC.

By:
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Name:
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Title:
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